Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Dextera Surgical Inc.

Redwood City, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-146708, 333-162780, 333-171195, 333-171197 and 333-211122) and Form S-8 (Nos. 333-132155, 333-139134, 333-148196, 333-157387, 333-163291, 333-180378, 333-187764, 333-198944, and 333-209465) of Dextera Surgical Inc., of our report dated October 12, 2016, relating to the consolidated financial statements of Dextera Surgical Inc., which appears in this Form 10-K.

/s/ BDO USA, LLP

San Jose, California

October 12, 2016